                                                                    EXHIBIT 23.3

                                   [NSA LOGO]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the reference to our firm under the captions "Risk Factors -- Newfield's estimates of EEX's proved reserves are significantly lower than those of EEX," "The Merger -- EEX's Reasons for the Merger; Recommendation of the EEX Board of Directors," "The Merger -- Difference in Estimates of EEX Proved Reserves," and "Experts" in Amendment No. 2 to the Registration Statement No. 333-91014 (Form S-4) and related proxy statement of EEX Corporation and prospectus of Newfield Exploration Company and Treasure Island Royalty Trust for the registration of 7,259,571 shares of Newfield Exploration Company common stock and 42,574,298 units of the Treasure Island Royalty Trust and to the incorporation by reference therein of our reports dated February 26, 2002 and February 28, 2002 with respect to the oil and gas reserves of EEX Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                         NETHERLAND, SEWELL & ASSOCIATES, INC.


                                         By:      /s/ G. LANCE BINDER

                                           -------------------------------------

                                             G. Lance Binder


                                             Executive Vice President


Dallas, Texas

August 22, 2002